UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: December 18, 2011
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 18, 2011, Temple-Inland Inc., a Delaware corporation (“Temple-Inland”), International Paper Company, a New York corporation (“IP”), and Metal Acquisition Inc., a wholly owned subsidiary of IP (“Purchaser”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 6, 2011, by and among IP, Purchaser and Temple-Inland.  Pursuant to the Amendment, the parties agreed to extend the Outside Date (as defined in the Merger Agreement) from June 6, 2012 to June 28, 2012.  A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Amendment as set forth herein is qualified in its entirety by reference to the full text of the Amendment.

On December 19, 2011, Temple-Inland and IP issued a joint press release announcing that they had entered into the Amendment and that they had also entered into an amended timing agreement with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) to extend from December 31, 2011 until January 27, 2012 the date until which they will not consummate the pending merger without the consent of the Antitrust Division.  There can be no assurance that IP and Temple-Inland will obtain the regulatory approvals necessary to consummate the merger or as to the timing of any such approvals.  A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Amendment No. 1, dated December 18, 2011, to the Agreement and Plan of Merger, dated as of September 6, 2011, by and among International Paper Company, Metal Acquisition Inc. and Temple-Inland Inc.

99.1	Joint Press Release, dated December 19, 2011, issued by International Paper Company and Temple-Inland Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 20, 2011	By:	/s/ J. Bradley Johnston
Name: J. Bradley Johnston
Title: Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description	Page
2.1	Amendment No. 1, dated December 18, 2011, to the Agreement and Plan of Merger, dated as of September 6, 2011, by and among International Paper Company, Metal Acquisition Inc. and Temple-Inland Inc.	5

99.1	Joint Press Release, dated December 19, 2011, issued by International Paper Company and Temple-Inland Inc.	8